Exhibit 32.2

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Genesis Biopharma, Inc. (the “Company”) hereby certifies that, to his knowledge:

(iii)           The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(iv)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 14, 2011	By:	/s/ MICHAEL HANDELMAN
Name: Michael Handelman
Title: Chief Financial Officer and Treasurer